                               U.S. REALTEL, INC.
                             A DELAWARE CORPORATION

                                     BYLAWS


                                     ARTICLE
                                       1.

                                     OFFICES

     1.1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                     ARTICLE
                                       2.

                            MEETINGS OF STOCKHOLDERS

     2.1. PLACE OF MEETING. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of meeting shall be the principal office of the Corporation in Illinois.

     2.2. VOTING LISTS. The officer who has charge of the ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting on such issue, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.3. TIME OF ANNUAL MEETING. Annual meetings of all stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, which date shall be within six months after the end of the fiscal year. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in
Section 3.2 of these Bylaws, and conduct such other business as shall be considered in accordance with this Section 2.3.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section
2.3 of these Bylaws, in the time herein provided. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, within ten (10) days after the Corporation has "publicly disclosed" the date of the meeting in the manner provided below in this Section 2.3. The stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. No matter which is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission.

     2.4. NOTICE OF ANNUAL MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     2.5. DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the following procedure shall be eligible to serve as directors. Nominations of persons for election

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to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty
(120) nor more than one hundred fifty (150) days prior to the meeting; provided, however, that if the Corporation has not "publicly disclosed" (in the manner provided in the last sentence of Section 2.3) the date of the meeting at least seventy (70) days prior to the meeting date, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, within ten (10) days after the Corporation has "publicly disclosed" the date of the meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and
(B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedure set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

     2.6. SPECIAL MEETINGS OF THE STOCKHOLDERS. Special meetings of all of the stockholders of the Corporation, may be called only by the Chairman of the Board or the President; the Board of Directors, pursuant to a resolution approved by a majority of the Board of Directors; or at the request in writing of stockholders owning at least twenty percent (20%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

     2.7. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the secretary of the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, or in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the

President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. No business may be transacted at any special meeting except that referred to in the notice thereof, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice(s).

     2.8. QUORUM AND ADJOURNMENTS. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Corporation's Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     2.9. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days, or in the case of a merger or consolidation, at least twenty (20) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, for a meeting of stockholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

     2.10. VOTE REQUIRED. When a quorum is present at any meeting of all stockholders, the affirmative vote of holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation requires a different vote, in which case such express provision shall govern and control the decision of such question.

     2.11. VOTING RIGHTS. Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law flied in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including the election of directors but except where otherwise required by law, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspector may be an officer, director or employee of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation held by the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.13. MEETING LEADERSHIP; INSPECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Chief Executive Officer (if such an officer has been appointed), the President, the Chief Financial Officer (if such an officer has been appointed) or an executive vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

     2.14. ORDER. Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate, in his or her sole discretion, to assure that the business of the meeting is conducted in an orderly manner.

     2.15. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                     ARTICLE
                                       3.

                                    DIRECTORS

     3.1. GENERAL POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, by the Certificate of Incorporation, or by these Bylaws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     3.2. NUMBER, TENURE AND ELECTION. The number of directors of the Corporation shall be no less than five (5) and no more than ten (10). The exact number of directors may be fixed from time to time by resolution of the Board of Directors of the Corporation. Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been

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duly elected and qualify. Directors need not be residents of Delaware or stockholders of the Corporation.

     3.3. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the directors at a special meeting called for such purpose. Any director elected to such vacancy shall hold office until the next annual meeting of stockholders. In addition, vacancies may be filled by election at an annual meeting or special meeting of the stockholders called for that purpose.

     3.4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors may be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     3.5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without notice, immediately after and at the same place as the annual meeting of the stockholders. Additional regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     3.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer (if such an officer has been appointed) or the President on at least one days' notice to each director, either personally, or by courier, telephone, facsimile, mail or telegram. Special meetings shall be called by the Chairman, the Chief Executive Officer (if such an officer has been appointed), the President or the Chief Financial Officer (if such an officer has been appointed) in like manner and on like notice at the written request of any two directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.


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



     3.7. QUORUM; NO ACTION ON CERTAIN MATTERS. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.8. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer (if such an officer has been appointed), the President, the Chief Financial Officer (if such an officer has been appointed) or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     3.9. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

     3.10. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

     3.11. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     3.12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                       8
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     3.13. COMPENSATION. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, and may be able to participate in certain benefit plans of the Corporation, including stock option plans. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                     ARTICLE
                                       4.

                             COMMITTEES OF DIRECTORS

     4.1. APPOINTMENT AND POWERS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation, (ii) authorize distributions, (iii) approve or recommend to stockholders any act which requires the approval of the stockholders, (iv) fill vacancies on the Board of Directors or on any of its committees, (v) elect or remove officers or fix the compensation of any member of the committee, (vi) adopt, amend or repeal these Bylaws, (vii) approve a plan of merger not requiring stockholder approval, (viii) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors, (ix) authorize or approve the issuance or sale, or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board of Directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan, or (x) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

     4.2. COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducing its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                     ARTICLE
                                       5.

                                     NOTICES

     5.1. MANNER OF NOTICE. Whenever under applicable law or the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these Bylaws, such notice may be given in writing, delivered personally or by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with freight or postage thereon prepaid. If delivered personally, such notice shall be deemed delivered upon receipt. If notice is given by courier, such notice shall be deemed to be delivered one business day following deposit with the courier. If mailed, such notice shall be deemed to be delivered two days following deposit in the United States mail. Notice to directors may also be given by telegram, mailgram, telex or facsimile. If such notice is given by telegram or mailgram, such notice shall be deemed to be delivered one day following delivery of the telegram or mailgram to the telegraph company or post office. If notice is given by telex or facsimile, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient's normal business hours or one business day following transmission if transmitted after business hours.

     5.2. WAIVER. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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



                                     ARTICLE
                                       6.

                                    OFFICERS

     6.1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a president, a secretary and a treasurer or chief financial officer. The Board of Directors may also choose additional co-chairman, a chief executive officer, one or more vice-presidents, a treasurer, one or more assistant secretaries and assistant treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the board shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     6.2. ELECTION. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board, a president, a treasurer or chief financial officer and a secretary, and may choose a treasurer, one or more vice-presidents, one or more assistant secretaries and assistant treasurers and such other officers as the Board of Directors shall deem desirable.

     6.3. OTHER OFFICERS AND AGENTS. The Board of Directors may choose such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     6.4. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     6.5. TERM OF OFFICE. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     6.6. REMOVAL AND RESIGNATION. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     6.7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by and from the membership of the Board of Directors and shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall see that orders and resolutions of the

Board of Directors are carried into effect. In addition, the Chairman of the Board shall perform such duties as may be assigned by the Board of Directors.

     6.8. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal, executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

     6.9. THE PRESIDENT. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman, the president shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. He or she shall have concurrent power with the Chairman to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     6.10. THE VICE-PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Executive Vice-President and then the other vice-president or vice-presidents) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     6.11. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. Any other officer shall also have the authority to affix the seal of the Corporation and to attest the affixing by his or her signature.

     6.12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President, the Chairman of the Board or the Board of Directors; and (e), in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors; provided, however, that in connection with the election of the Chief Financial Officer, the Board of Directors may limit in any manner the duties (other than those specified in clauses (a) through (d) hereof) which may be prescribed to be performed by the Chief Financial Officer by the Chairman of the Board and/or the President. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     6.13. THE TREASURER. In the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     6.14. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     6.15. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chairman or the Board of Directors may from time to time prescribe.


                                     ARTICLE
                                       7.

                CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

     7.1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President and by the Treasurer, an assistant treasurer, the Secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

     7.2. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     7.3. LOST CERTIFICATES. The Board of Directors or the Corporation's executive officers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Corporation's executive officers may, in its, his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnifying against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

     7.4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and evidence of compliance with applicable law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto cancel the old certificate and record the transaction upon its books.

     7.5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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



                                     ARTICLE
                                       8.

                               GENERAL PROVISIONS

     8.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.2. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     8.3. FISCAL YEAR. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year unless otherwise fixed by resolution of the Board of Directors.

     8.4. SEAL. If adopted by the Board of Directors, the corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise set forth on any document or instrument.


                                     ARTICLE
                                       9.

                                   AMENDMENTS

     Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or the stockholders.

                                     ARTICLE
                                      10.

                              CONFLICT OF INTERESTS

     10.1. GENERAL. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if such contract or transaction was in effect prior to the adoption of these Bylaws, or if:

          (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

     10.2. QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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